AGREEMENT
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Ricki Klages ('Artist') and Innovatia, Inc., a Colorado corporation dba
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Broadcast Art Show ('BAS'), for mutual consideration hereby acknowledged, do agree as follows:

     1. Artist warrants that he/she is the sole owner of the below-described artwork(s), and that they are his/her original work;
     2. Artist grants unto BAS the full authority to receive, possess, and display the subject artwork on a company-generated printing for a one time fee of $25, if selected.
     3. Artist further authorizes the display of the subject art works on www.broadcastartshow.com as a sample of art to be shown publicly. This
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          authority is limited to one year and is revocable by artist upon written notice at any time.
     4. BAS agrees to furnish Artist with copies of any printed pieces using the subject artwork at no charge, and authorizes Artist to list such materials in any resume or list of publications without notice to BAS.


Agreed to this 24th day of August, 2001


/s/ Ricki Klages
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Artist 907 S. 7th St. Laramie, Wy. 82070


/s/ Bruce Penrod for Innovatia, Inc.
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Bruce Penrod, V. Pres., Innovatia, Inc (dba Broadcast Art Show) 5655 S.
Yosemite St. #109  Greenwood Village, Co.  80111


Subject Art: "Self Portrait: Wishful Thinking"; "Dream of Floating"; "Dream of Falling"; "Dream of Flying"